Exhibit 99.1
Techni-Core, Inc.
and Subsidiaries
Consolidated Financial Report
12.31.07
McGladrey & Pullen, LLP is a member firm of RSM International –
an affiliation of separate and independent legal entities.

Contents

Independent Auditor’s Report	1

Financial Statements

Consolidated Balance Sheets	2 - 3

Consolidated Statements of Income	4

Consolidated Statements of Stockholders’ Equity	5

Consolidated Statements of Cash Flows	6

Notes to Consolidated Financial Statements	7 - 15

Independent Auditor’s Report
To the Board of Directors
Techni-Core, Inc. and Subsidiaries
Skokie, Illinois
We have audited the accompanying consolidated balance sheets of Techni-Core, Inc. and Subsidiaries as of December 31, 2007 and 2006, and the related consolidated statements of income, stockholders’ equity and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.
We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Techni-Core, Inc. and Subsidiaries as of December 31, 2007 and 2006, and the results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Schaumburg, Illinois
August 25, 2008, except for the sixth paragraph of Note 10
as to which the date is October 1, 2008.
McGladrey & Pullen, LLP is a member firm of RSM International –
an affiliation of separate and independent legal entities.

Techni-Core, Inc. and Subsidiaries
Consolidated Balance Sheets
December 31, 2007 and 2006
($ in thousands)

	2007	2006

Assets
Cash	$303	225
Accounts receivable, net of allowance for doubtful accounts 2007 $1,350; 2006 $1,473	34,822	38,720
Income taxes receivable	1,692	—
Inventories	64,934	57,116
Deferred income taxes	5,247	4,669
Prepaid expenses	652	989
Other	170	253

Total current assets	107,820	101,972

Property, Plant and Equipment
Land, buildings and improvements	15,043	13,914
Machinery and equipment	23,924	20,957
Office furniture and equipment	2,155	1,778
Computer equipment	13,603	14,867
Construction in process	3,152	1,451

	57,877	52,967
Less accumulated depreciation and amortization	40,776	39,262

	17,101	13,705

Deferred Income Taxes	1,558	1,162

Goodwill	4,510	4,510

Other	2,516	2,594

	$133,505	$123,943

See Notes to Consolidated Financial Statements.

	2007	2006

Liabilities and Stockholders’ Equity
Current Liabilities
Excess of outstanding checks over bank balance	$639	$1,818
Accounts payable	8,147	8,602
Accrued expenses	29,473	5,406
Accrued employee benefit plan contributions	3,076	3,070
Warranty reserve	1,666	1,119
Deferred revenue	1,142	438
Income taxes payable	52	660

Total current liabilities	44,195	21,113

Deferred Rent	506	—
Revolving Loan Payable	21,415	20,930
Financing Obligation	3,195	3,447

Total liabilities	69,311	45,490

Minority Interest	25,832	38,212

Stockholders’ Equity
Common stock, $1 par value; 10,000 shares authorized, 8,000 shares issued and outstanding	8	8
Additional paid-in capital	380	380
Retained earnings	37,974	39,853

	38,362	40,241

	$133,505	$123,943

Techni-Core, Inc. and Subsidiaries
Consolidated Statements of Income
Years Ended December 31, 2007 and 2006
($ in thousands)

	2007	2006

Sales	$194,715	177,041

Cost of sales	136,621	123,907

Gross profit	58,094	53,134

Selling, general and administrative expenses	33,395	25,926
Research and development expenses	5,392	4,798
Settlement cost	25,000	—

	63,787	30,724

Operating (loss) income	(5,693)	22,410

Interest expense	2,671	3,042

(Loss) income before income tax expense and minority interest	(8,364)	19,368

Income tax expense	4,620	5,995

(Loss) income before minority interest	(12,984)	13,373

Minority interest in net loss (income) of consolidated subsidiary	12,380	(10,380)

Net (loss) income	$(604)	$2,993

See Notes to Consolidated Financial Statements.

Techni-Core, Inc. and Subsidiaries
Consolidated Statements of Stockholders’ Equity
Years Ended December 31, 2007 and 2006
($ in thousands)

		Additional
	Common	Paid-in	Retained
	Stock	Capital	Earnings	Total

Balance, December 31, 2005	$8	$380	$36,860	$37,248

Net income	—	—	2,993	2,993

Balance, December 31, 2006	8	380	39,853	40,241

Net loss	—	—	(604)	(604)

Common stock dividends	—	—	(1,275)	(1,275)

Balance, December 31, 2007	$8	$380	$37,974	$38,362

See Notes to Consolidated Financial Statements.

Techni-Core, Inc. and Subsidiaries
Consolidated Statements of Cash Flows
Years Ended December 31, 2007 and 2006
($ in thousands)

	2007	2006

Cash Flows From Operating Activities
Net (loss) income	$(604)	$2,993
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	4,150	3,434
Amortization of financing obligation	(252)	(158)
Deferred income taxes	(974)	(982)
Gain on disposal of property, plant and equipment	(5)	(39)
Minority interest in net (loss) income of consolidated subsidiary	(12,380)	10,380
Changes in assets and liabilities:
Accounts receivable	3,898	(9,575)
Income taxes receivable	(1,692)	—
Inventories	(7,818)	(2,807)
Prepaid expenses	337	(242)
Other assets	77	(143)
Accounts payable	(455)	2,898
Accrued expenses	24,067	2,611
Employee benefit plan contributions	6	1,570
Warranty reserve	547	167
Deferred revenue	704	(170)
Income taxes payable	(608)	(1,303)
Deferred rent	506	—

Net cash provided by operating activities	9,504	8,634

Cash Flows From Investing Activities
Purchases of property, plant and equipment	(7,462)	(3,995)
Proceeds from sale of property, plant and equipment	5	52

Net cash used in investing activities	(7,457)	(3,943)

Cash Flows From Financing Activities
(Decrease) increase in excess of outstanding checks over bank balance	(1,179)	1,818
Net borrowings (repayments) on revolving loan payable	485	(6,870)
Common stock dividends paid	(1,275)	—

Net cash used in financing activities	(1,969)	(5,052)

Net increase (decrease) in cash	78	(361)

Cash:
Beginning of year	225	586

End of year	$303	$225

Supplemental Disclosures of Cash Flow Information
Cash payments for:
Interest	$3,016	$3,031
Income taxes	7,894	8,280
See Notes to Consolidated Financial Statements.

Techni-Core, Inc. and Subsidiaries
($ in thousands)
Notes to Consolidated Financial Statements
Note 1. Nature of Business and Significant Accounting Policies
Nature of business: Techni-Core, Inc. (Techni-Core) is incorporated under the laws of the State of Delaware. Techni-Core owns all of the voting preferred stock as well as 15% of the common stock of MPC Products Corporation (MPC); 100% of Concorde Group Ltd. (CGL); and 100% of Electric Vehicle Systems (EVS). Techni-Core, Inc. and its subsidiaries are hereafter referred to as the “Company.”
The minority interest in the consolidated financial statements represents the 85.00% ownership of the non-controlling stockholders’ interest in MPC.
The Company designs, manufactures and markets control devices for the commercial airline, defense, aerospace, and industrial controls industries. Credit terms to worldwide customers generally range between 10 and 180 days. All of the Company’s operations are located in Skokie, Illinois.
A summary of the Company’s significant accounting policies follows:
Principles of consolidation: The consolidated financial statements include the accounts of Techni-Core and its wholly owned subsidiaries (Electric Vehicle Systems, Inc. and Concorde Group, Ltd.). The accounts of MPC have also been consolidated on the basis of Techni-Core, Inc.’s controlling ownership of MPC’s voting preferred stock. All significant intercompany transactions and accounts have been eliminated in consolidation.
Accounting estimates: The preparation of consolidated financial statements requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.
Financial instruments: The Company has no financial instruments for which the carrying value materially differs from fair value.
Cash concentration: Substantially all of the Company’s cash is held in one financial institution.
Accounts receivable: Accounts receivable are carried at original invoice amount less an estimate made for doubtful receivables based on a review of all outstanding amounts on a periodic basis. Management determines the allowance for doubtful receivables by identifying troubled accounts primarily by considering the age of the customer’s receivable and also by considering the creditworthiness of the customer as well as general economic conditions. Management considers an account receivable to be delinquent when it is more than sixty days past due. The Company generally does not charge interest on delinquent accounts. Accounts receivable are written off when deemed uncollectible. Recoveries of accounts receivable previously written off are recorded when received.
Inventories: Basic stock and routinely manufactured orders inventory (which is included in work in process and finished goods) is valued at the lower of cost or market. Cost for this inventory is determined on a moving average basis. Work in process and finished goods inventory for prototype projects represents accumulated contract costs related to contracts in process, net of amounts recognized on a percentage-of-completion (units-of-delivery method) basis and losses on loss contracts.

Techni-Core, Inc. and Subsidiaries
($ in thousands)
Notes to Consolidated Financial Statements
Note 1. Nature of Business and Significant Accounting Policies (continued)
Property, plant and equipment: Property, plant and equipment are stated at cost. Equipment is depreciated principally on the sum-of-the-years-digits method based on the estimated useful lives of the related assets ranging between 3 and 10 years.
Buildings and leasehold improvements are amortized over the terms of the respective lease or useful lives of the asset, whichever is shorter.
Warranty reserve: The Company accrues a percentage of its sales for warranty expenses based on historical experience. The Company typically extends a one-year warranty on most products it sells.
Goodwill and intangible assets: The Company adopted the provisions of Statement of Financial Accounting Standards (SFAS) No. 142, Goodwill and Intangible Assets, effective January 1, 2002. SFAS 142 requires, among other things, the annual testing of goodwill for impairment and discontinuance of goodwill amortization.
Goodwill represents the excess of the purchase price over the fair value of the net assets acquired in the Company’s acquisition of common stock of MPC during 2002. The Company has determined that there are no indications of impairment of the goodwill at December 31, 2007 and 2006.
The Company’s definite-lived intangible assets related primarily to the customer relationships of MPC and are being amortized over a period of five to ten years. The amortized cost of definite-lived intangible assets totaling approximately $322 and $406 at December 31, 2007 and 2006, are classified as other long-term assets in the accompanying consolidated balance sheets. Accumulated amortization on these intangibles approximates $467 and $383 at December 31, 2007 and 2006, respectively.
Revenue recognition: The Company accounts for revenues associated with routinely manufactured orders when the orders are shipped to the customer, which is typically when title, risk and reward of ownership transfer to the buyer.
Additionally, the Company generates substantial revenues under fixed-price and cost reimbursable contracts. Revenue from fixed-price contracts is recognized on the percentage-of-completion (units of delivery) method. Additionally, revenues recognized for services related to design and testing are based upon the completion of certain contractual milestones.
Revenue from cost-reimbursable-type contracts is recognized on the basis of reimbursable contract costs incurred during the period, including applicable fringe, overhead, and general administrative expenses, plus the fee earned.
Provision for estimated losses on uncompleted contracts is made in the period in which such losses are determined. Change in job performance, job conditions, and estimated profitability may result in revisions to costs and revenue, and are recognized in the period in which the revisions are determined.

Techni-Core, Inc. and Subsidiaries
($ in thousands)
Notes to Consolidated Financial Statements
Note 1. Nature of Business and Significant Accounting Policies (continued)
Income taxes: Techni-Core and its wholly owned subsidiaries file a consolidated federal income tax return. MPC files a separate federal income tax return. Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.
Newly issued accounting pronouncements: In July 2006, the Financial Accounting Standards Board (“FASB”) issued FASB Interpretation No. 48 (“FIN 48”) Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement No. 109. FIN 48 clarifies the accounting for uncertainty in income taxes recognized in financial statements in accordance with FASB Statement No. 109, Accounting for Income Taxes. FIN 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. If there are changes in net assets as a result of application of FIN 48 these will be accounted for as an adjustment to the opening balance of retained earnings. Additional disclosures about the amounts of such liabilities will also be required. In February 2008, the FASB delayed the effective date of FIN 48 for certain nonpublic enterprises to annual financial statements for fiscal years beginning after December 15, 2007. The Company will be required to adopt FIN 48 in its 2008 annual financial statements. The Company is currently assessing the impact that the adoption of FIN 48 may have on its consolidated financial statements.
In September 2006, the FASB issued Statement of Financial Accounting Standards (SFAS) No. 157, Fair Value Measurements (“SFAS No. 157”). SFAS No. 157 defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurement. SFAS No. 157 also emphasizes that fair value is a market-based measurement, not an entity-specific measurement, and sets out a fair value hierarchy with the highest priority being quoted prices in active markets. Under SFAS No. 157, fair value measurements are disclosed by level within that hierarchy. SFAS No. 157 is effective for fiscal years beginning after November 15, 2007, except for nonfinancial assets and nonfinancial liabilities that are recognized or disclosed at fair value in the financial statements on a nonrecurring basis for which delayed application is permitted until fiscal years beginning after November 15, 2008. The adoption of SFAS No. 157 is not expected to have a material impact on the Company’s financial position, results of operations or cash flows.
In December 2007, the FASB issued SFAS No. 141(R), Business Combinations (“SFAS 141(R)”). This Statement provides greater consistency in the accounting and financial reporting for business combinations. SFAS 141(R) establishes new disclosure requirements and, among other things, requires the acquiring entity in a business combination to record contingent consideration payable, to expense transaction costs, and to recognize all assets acquired and liabilities assumed at acquisition-date fair value. This standard is effective for the beginning of the Company’s first fiscal year beginning after December 15, 2008. SFAS 141(R) will have a significant impact on the accounting for future business combinations after the effective date and will impact financial statements both on the acquisition date and subsequent periods.

Techni-Core, Inc. and Subsidiaries
($ in thousands)
Notes to Consolidated Financial Statements
Note 1. Nature of Business and Significant Accounting Policies (continued)
In December 2007, the FASB issued SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements (“SFAS No. 160”). SFAS No. 160 amends Accounting Research Bulletin No. 51, Consolidated Financial Statements, to establish accounting and reporting standards for the minority or noncontrolling interests in a subsidiary or variable interest entity and for the deconsolidation of a subsidiary or variable interest entity. Minority interests will be recharacterized as noncontrolling interests and classified as a component of equity. It also establishes a single method of accounting for changes in a parent’s ownership interest in a subsidiary and requires expanded disclosures. SFAS No. 160 is effective for the beginning of the Company’s first fiscal year beginning after December 15, 2008, and requires retroactive adoption of the presentation and disclosure requirements for existing minority interests. The Company has not yet determined the impact of adoption on its results of operations or financial position.
Reclassifications: Certain items in the 2006 consolidated financial statements have been reclassified to conform to the 2007 presentation.
Note 2. Inventories
Inventories at December 31 2007 and 2006 consist of the following:

	2007	2006

Basic stock	$52,835	$45,536
Work-in-process and finished goods	15,945	16,898
Customer contracts in progress, net	3,566	1,263
Slow-moving and obsolescence reserves	(7,412)	(6,581)

	$64,934	$57,116

Note 3. Pledged Assets and Revolving Loan Payable
Through an amendment to the credit agreement dated August 18, 2008 and retroactively effective as of December 31, 2007, the Company replaced its $35,000 revolving loan agreement with a new $55,000 revolving loan agreement with its existing bank. The new loan agreement expires November 10, 2011, provides for a maximum borrowing of $55,000 which can be used for general corporate purposes, including business acquisitions and stand-by letters of credit, and payment to the United States Government for settlement of the Company’s federal investigation (Note 9). The Company can borrow at the bank’s prime rate (7.25 percent at December 31, 2007) or London Interbank Offered Rate (LIBOR) (4.70 percent at December 31, 2007) plus 1.75 percent. Advances borrowed under the revolving loan payable at December 31, 2007 and 2006, were $21,415 and $20,930 respectively. Amounts borrowed under the agreement are secured by substantially all of the assets of the Company and a mortgage on specific real property owned by Concorde Country Manor, Inc., an affiliate through common ownership. Additionally, borrowings under the revolving loan are guaranteed by Concorde Country Manor, Inc.
The agreement contains provisions which restrict the declaration or payment of dividends (other than stock dividends) or other distributions on, and the acquisition of, the Company’s common stock. The credit agreement also contains certain financial covenants. At December 31, 2007 and 2006, the Company was in compliance with all financial covenants.

Techni-Core, Inc. and Subsidiaries
($ in thousands)
Notes to Consolidated Financial Statements
Note 4. Employee Benefit Plans
The Company has a defined contribution pension plan and a profit sharing plan. Employees with one year of service are eligible to participate.
The Company’s defined contribution pension plan required Company contributions, including forfeitures, equal to ten percent of the compensation of plan participants. It was the Company’s policy to fund accrued costs on an annual basis. The plan was amended effective January 1, 2000. The Company no longer makes contributions to the plan.
Prior to 2000, contributions to the profit sharing plan were at the Company’s discretion. The profit sharing plan was amended effective January 1, 2000. A 401(k) portion of the plan was added, to which employees can specify a fixed percentage of eligible compensation to be contributed, up to 60 percent of gross wages, to the extent permitted by law. The plan provides that the Company make a “safe harbor” contribution equal to three percent of each participant’s eligible compensation into their 401(k) on an annual basis, and it also allows the Company to make discretionary contributions. The plan was amended effective January 1, 2007 to provide for a base matching contribution. The plan provides that the Company contribute 50 percent of an employee’s contributions to the plan up to 4 percent of his/her contributions. The Company’s safe harbor contributions totaled approximately $1,843 and $1,562 in 2007 and 2006, respectively. The Company’s discretionary contributions totaled approximately $1,229 and $1,553 in 2007 and 2006, respectively. The Company’s matching contributions totaled approximately $889 and $0 in 2007 and 2006, respectively.
Note 5. Income Taxes
Deferred tax assets consist of the following components as of December 31, 2007 and 2006:

	2007	2006

Deferred tax assets:
Accounts receivable	$524	$571
Inventories	4,532	4,156
Accrued expenses	1,075	774
Loss carryforward	547	480
Financing obligation	1,739	1,740

	8,417	7,721
Less valuation allowance	830	684

	7,587	7,037

Deferred tax liabilities:
Property, plant and equipment	(404)	(702)
Prepaid expenses	(253)	(347)
Other	(125)	(157)

	(782)	(1,206)

	$6,805	$5,831

At December 31, 2007, the Company had net operating loss carryforwards of approximately $1,608 which begin to expire in 2023.

Techni-Core, Inc. and Subsidiaries
($ in thousands)
Notes to Consolidated Financial Statements
Note 5. Income Taxes (continued)
As of December 31, 2007 and 2006, management has provided a valuation allowance of $830 and $684, respectively, due to the uncertainty of realizing certain deferred tax assets in the future.
The Company’s deferred tax assets are classified in the accompanying consolidated balance sheets at December 31, 2007 and 2006, as follows:

	2007	2006

Current assets	$5,247	$4,669
Noncurrent assets	1,558	1,162

	$6,805	$5,831

Income tax expense for the year ended December 31, 2007 and 2006, consisted of the following:

	2007	2006

Current expense	$5,594	$6,977
Deferred benefit	(974)	(982)

	$4,620	$5,995

Reconciliations of income tax expense computed at the statutory federal income tax rate to the Company’s income tax expense for the year ended December 31, 2007 and 2006, are as follows:

	2007	2006

Computed “expected” tax expense	$(2,844)	$6,585
Increase (decrease) resulting from:
State income tax, net of federal tax benefit	(428)	933
Nondeductible expenses	9,997	139
Research and development credits	(1,300)	(1,064)
Extraterritorial income exclusion	—	(171)
Domestic manufacturer’s deduction	(402)	(351)
Other	(403)	(76)

	$4,620	$5,995

Techni-Core, Inc. and Subsidiaries
($ in thousands)
Notes to Consolidated Financial Statements
Note 6. Operating Leases and Related Party Transactions
The Company and its subsidiaries lease certain production facilities under various operating leases, expiring in February 2011 or January 2022, including several leases from an affiliate. Under the terms of the leases, the Company bears the costs of maintaining the leased property, real estate taxes and insurance.
Approximate future minimum lease payments under these operating leases at December 31, 2007, are as follows:

	Leases from	Other
	Related Parties	Leases

2008	$2,408	$1,064
2009	2,449	1,096
2010	2,498	1,129
2011	418	1,163
2012	—	1,197
Thereafter	—	12,663

	$7,773	$18,312

These future minimum rental payments include rental payments related to the sales leaseback transaction discussed below. Total lease expenses, including common area maintenance, real estate taxes and insurance expenses, totaled $4,532 and $3,922 in 2007 and 2006, respectively, of which $2,401 and $2,354, respectively, was paid to an affiliate.
Security deposits totaling approximately $2,185 and $2,187 paid by the Company to a related party in connection with the operating leases are classified as other long-term assets in the accompanying consolidated balance sheets at December 31, 2007 and 2006, respectively.
During 2002, the Company sold two of its production facilities to Concorde Country Manor, a company affiliated by common ownership and entered into operating leases for these facilities. As a result of continued involvement in the leased asset, recognition of the sale of the property and the related gain have been deferred. A financing obligation amounting to $4,483 was recorded in connection with the sale. Rent expense paid by the Company under lease agreements for these facilities has been offset by interest expense and a reduction of the financing obligation in the consolidated financial statements.
Note 7. Shareholders’ Agreement
A Shareholders’ Agreement (the “Agreement”) between the Company’s shareholders provides that if a shareholder intends to sell or transfer shares, the Company has the option, but not an obligation, to purchase the shares at a price and at terms as defined in the Agreement.

Techni-Core, Inc. and Subsidiaries
($ in thousands)
Notes to Consolidated Financial Statements
Note 8. Warranty Reserve
Changes in the Company’s warranty reserve during 2007 and 2006 are as follows:

	2007	2006

Balance at the beginning of the year	$1,119	$952
Provision for warranties issued during the year	3,282	903
Settlements made during the year	(2,735)	(736)

Balance at the end of the year	$1,666	$1,119

Note 9. Contingencies and Commitments
Federal Investigation
In June 2005, the Company became aware of an investigation being conducted by the United States Attorney’s Office for the Northern District of Illinois and the Department of Defense (“DoD”) involving pricing of the Company’s government contracts. The Company retained counsel to represent it, has cooperated in the investigation, and has reached a settlement in principle of all claims with the United States Attorney’s Office.
As agreed in principle, the settlement will involve the Company’s payment of approximately $25,000 in fines, penalties and restitution, which is classified as accrued expenses in the accompanying consolidated balance sheet reported in Accrued Expenses. The Company has adequate financial resources to pay the $25,000 through a combination, at the Company’s discretion, of government provided financing and through an additional $20,000 of expanded financing capacity provided under the Company’s revolving loan payable (Note 3). Final settlement language is still being negotiated.
The Company is engaged in settlement discussions with the DoD to resolve administrative suspension or debarment matters. While the DoD has not indicated that an administrative suspension or debarment will be imposed, such action could have a material adverse effect on the Company’s financial condition, results of operations and prospects. To improve its compliance, the Company has implemented several courses of action which include improving internal controls, strengthening policies and procedures, providing employee training, and conducting internal audits. Management currently believes that the actions taken may allow the Company to avoid a debarment or suspension by the DoD.
The Company’s reputation could be adversely affected. The Company relies on its long-term customer relationships to maintain its operations. The Company is devoting resources to maintain customer confidence and the Company’s economic growth, which could be adversely impacted by this investigation. The existence of the government investigation was published in the media in 2005. As a result, most of the Company’s major customers have inquired about the investigation. To date, the Company believes each inquiring customer has been satisfied that the Company will continue to supply product, and the Company has not suffered any loss of business and sales volume as the result of the investigation.

Techni-Core, Inc. and Subsidiaries
($ in thousands)
Notes to Consolidated Financial Statements
Note 10. Subsequent Events
On March 14, 2008, MPC dissolved the wholly owned subsidiary, MMP Acquisition Corporation (“MMP”). MMP did not have ongoing operations, assets, or liabilities and the dissolution will have no material impact to the Company’s financial position, results of operations or cash flow.
On April 30, 2008, MPC formed a wholly owned subsidiary in Toulouse, France, called MPC Products Europe. MPC Products Europe is established primarily to support maintenance, repair, and overhaul for the Company’s customers in the European region.
On June 27, 2008, Techni-Core completed the sale of its wholly owned subsidiary EVS for $46 in gross cash proceeds and buyer’s assumption of certain liabilities and obligations totaling approximately $254. The sale resulted in a loss of approximately $419.
On July 30, 2008, MPC and a customer entered into a Settlement Agreement and General Release regarding a product manufactured by the MPC. As consideration in the agreement, MPC will reimburse the customer for certain costs incurred (estimated at $150), and MPC will provide the customer specific deliverables at a reduced price.
On August 8, 2008, the Company dissolved the wholly owned subsidiary Concorde Group Limited (“Concorde”). Concorde did not have ongoing operations, assets, or liabilities and the dissolution will have no material impact to the Company’s financial position, results of operations or cash flow.
On August 19, 2008, The Company entered into a definitive stock purchase agreement with Woodward Governor Company (Woodward), whereby Woodward would acquire all of the stock in the Company. The transaction is scheduled to close in October 1, 2008, and Woodward paid the final purchase price of approximately $383 million in cash.